UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

TUTOGEN MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-16-069	59-3100165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13709 Progress Boulevard, Box 19

Alachua, Florida 32615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (386) 462-0402

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

(a), (b), (c), (d) and (f): Not applicable.

(e) On January 22, 2008, Tutogen Medical, Inc. (the “Company”), entered into severance agreements with L. Robert J. Johnston, Jr., its Chief Financial Officer; Claude O. Pering, its Vice President and Chief Operating Officer; and Clifton J. Seliga, its Vice President of Global Sales and Marketing. Pursuant to the severance agreement with Mr. Johnston, in the event he is terminated without cause or resigns for good reason within 24 months following a change of control of the Company, Mr. Johnston is entitled to receive a payment of 12 months of his then current salary, less any severance payment he has received or is entitled to receive pursuant to his original employment offer letter from the Company. Pursuant to Mr. Johnston’s original employment offer letter, upon his termination without cause or a change of control (before or after the date 24 months following such change of control), he will be entitled to receive a payment of six months of his then current salary.

Pursuant to the severance agreements with Messrs. Pering and Seliga, in the event that either Mr. Pering or Mr. Seliga is terminated without cause or resigns for good reason within 24 months following a change of control of the Company, he will be entitled to receive a payment of 12 months of his then current salary.

The foregoing severance agreements document the severance arrangements with such officers previously agreed to by the Company as disclosed in its Form 10-K for the year ended September 30, 2007.

ITEM 8.01	OTHER EVENTS.

See Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOGEN MEDICAL, INC.

Dated: January 24, 2008	/s/ L. Robert Johnston, Jr.
L. Robert Johnston, Jr.
Chief Financial Officer